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                                                                     EXHBIT 10.3


                                  CHIREX INC.

              AMENDED AND RESTATED 1995 DIRECTOR STOCK OPTION PLAN

1.  PURPOSE

     The purpose of this 1995 Director Stock Option Plan (the "Plan") of ChiRex Inc. (the "Company") is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

2.  ADMINISTRATION

     The Board of Directors shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors, and such determination shall be final and binding upon all persons having an interest in the Plan.

3.  PARTICIPATION IN THE PLAN

     Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

4.  STOCK SUBJECT TO THE PLAN

     (a) The maximum number of shares which may be issued under the Plan shall be 100,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), subject to adjustment as provided in Section 9 of the Plan.

     (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

     (c) All options granted under the Plan shall be nonstatutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time (the "Code").

5.  TERMS, CONDITIONS AND FORM OF OPTIONS

     Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

          (a) Option Grants. Each eligible Director will be granted an option to purchase 3,000 shares of Common Stock on the date of his or her initial election to the Board (the "Initial Option"). Annual options to purchase 3,000 shares of Common Stock will be granted upon the close of business on the date of each annual meeting of the stockholders to each eligible Director then in office (the "Annual Option").

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          (b) Option Exercise Price.  The option exercise price per share for each option granted under the Plan shall equal (i) the last reported sales price per share of the Company's Common Stock on The Nasdaq National Market (or, if the Company is traded on another nationally recognized securities exchange on the date of grant, the reported closing sales price per share of the Company's Common Stock by such exchange) on the date of grant (or if no such price is reported on such date such price as reported on the nearest preceding day) or (ii) if the Common Stock is not traded on the Nasdaq National Market or an exchange, the fair market value per share on the date of grant as most recently determined by the Board of Directors.

          (c) Options Nontransferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

          (d) Exercise Period. Each Initial Option and Annual Option shall become exercisable on a cumulative basis as to one-fifth of the shares subject to the option on each of the first, second, third, fourth and fifth anniversaries of the date of grant of such option. Notwithstanding the foregoing, and subject to the provisions of Section 5(e), no option may be exercised more than 90 days after the optionee ceases to serve as a director of the Company. No option shall be exercisable after the expiration of seven years from the date of grant.

          (e) Exercise Period upon Disability or Death. Notwithstanding the provisions of Section 5(d), an option granted under the Plan may be exercised, to the extent then exercisable, by an optionee who became disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while acting as a director of the Company, or may be exercised, to the extent then exercisable, upon the death of such optionee while a director of the Company by the person to whom it is transferred by will, by the laws of descent and distribution, or by written notice filed pursuant to Section 5(f), in each case within the period of one year after the date the optionee ceases to be such a director by reason of such disability or death; provided that no option shall be exercisable after the expiration of seven years from the date of grant.

          (f) Exercise by Representative Following Death of Director.   A
     director, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his or her legal representative, who, by reason of the director's death, shall acquire the right to exercise all or a portion of an option granted under the Plan. If the person or persons so designated wish to exercise any portion of an option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

          (g) Exercise Procedure. Options may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash of the full consideration for the shares as to which they are exercised or (ii) an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

6.  ASSIGNMENTS

     The rights and benefits of participants under the Plan may not be assigned, whether voluntarily or by operation of law, except as provided in Section 5(c).

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7.  EFFECTIVE DATE; TERMINATION

     The Plan became effective immediately upon its adoption by the Board of Directors, but all grants of options shall be conditional upon the approval of the Plan by the stockholders of the Company within 12 months after adoption of the Plan by the Board of Directors. All options for shares subject to the Plan shall be granted, if at all, not later than six years after the approval of the Plan by the Company's stockholders.

8.  LIMITATION OF RIGHTS

     (a) No Right To Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

     (b) No Stockholders' Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 9) for which the record date is prior to the date such certificate is issued.

9.  CHANGES IN COMMON STOCK

     (a) If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

     (b) In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company are acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, either (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), or (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidation unless exercised by the optionee within a specified number of days following the date of such notice.

10.  AMENDMENT OF THE PLAN

     The Board of Directors may suspend or discontinue the Plan or review or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan.

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11.  NOTICE

     Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when received.

12.  GOVERNING LAW

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

                                            Adopted by the Board of Directors
                                            on February 20, 1997

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